CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE RIGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 4.7

TERM LOAN NOTE

January 13, 2022

FOR VALUE RECEIVED, the undersigned BULLISH GLOBAL, an exempted company incorporated in the Cayman Islands with limited liability (the “Borrower”), hereby promises to pay to the order of NYDIG FUNDING LLC, a Delaware limited liability company (the “Lender”) the principal amount of $150,000,000, or such lesser principal sum as may be reflected by the Outstanding Principal Amount from time to time in accordance with the provisions of the Loan and Security Agreement, dated as of January 14, 2022, between Lender and Borrower (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

(a) The Borrower promises to pay interest on the Outstanding Principal Amount of the Term Loan until such Outstanding Principal Amount is paid in full, at the interest rates and at the times provided in the Loan Agreement. All payments of principal and interest shall be made to Lender in Dollars in immediately available funds.

(b) This Note is the Term Loan Note referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of any Event of Default under the Loan Agreement, all principal and all accrued interest then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

(c) The Term Loan made by the Lender shall be evidenced by one or more records or accounts maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Outstanding Principal Amount and all payments made on the Term Loan; provided that any failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Note.

(d) The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(e) Sections 12, 14, 17 and 18 of the Loan Agreement are incorporated hereto mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[****]

BULLISH GLOBAL,

By:	[****]
Name:	[****]
Title:	[****]

[Signature Page to Term Loan Note]